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                                                                      EXHIBIT 11

                          NATIONAL DENTEX CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE

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                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1996          1997          1998
                                                         ----------    ----------    ----------

Computation of Basic Net Income per Share:
Net Income applicable to common stock..................  $3,704,926    $4,346,836    $4,683,416
Shares:
     Weighted average common shares outstanding........   3,414,411     3,454,473     3,485,763
     Basic net income per share........................  $     1.09    $     1.26    $     1.34
                                                         ==========    ==========    ==========
Computation of Diluted Net Income per Share:
Net income per computation above.......................  $3,704,926    $4,346,836    $4,683,416
                                                         ----------    ----------    ----------
Shares:
     Weighted average common shares outstanding........   3,414,411     3,454,473     3,485,763
     Add: Shares issuable from assumed exercise of
       options and warrants (as determined by the
       application of the treasury stock method).......      94,820        62,297        74,629
                                                         ----------    ----------    ----------
     Weighted average common shares outstanding as
       adjusted........................................   3,509,231     3,516,770     3,560,392
                                                         ----------    ----------    ----------
     Diluted net income per share......................  $     1.06    $     1.24    $     1.32
                                                         ==========    ==========    ==========
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